UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2015 (October 5, 2015)

CANADIAN CANNABIS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54915	45-3327444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rutherford Road South Brampton, Ontario, Canada	L6W 3J5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 790-3324

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward looking statements included in this Current Report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements. The following discussion should be read in conjunction with the Company’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

As used in this Current Report and unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company” refer to Canadian Cannabis Corp.

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Intent Regarding Acquisition of The Hydropothecary Corporation

On October 5, 2015, we entered into a Letter of Intent (the “LOI”) with The Hydropothecary Corporation, a corporation incorporated under the laws of Canada (“THC”), pursuant to which we intend to negotiate and enter into a definitive agreement (the “Definitive Agreement”) to acquire one hundred percent (100%) of the issued and outstanding shares of the stock of THC (the “THC Stock”) in return for total cash and stock consideration of approximately twenty-one million three hundred thousand dollars ($21,300,000).

THC is licensed by Health Canada to produce cannabis and cannabis oils and distribute medical marijuana under the Marijuana for Medical Purposes Regulations (“MMPR”). Operating a grow facility located on 65 acres in Gatineau, Quebec, THC is the largest MMPR licensed landowner. The facility’s flowering production area currently totals 7,500 sf. THC has recently completed a 35,000 sf expansion of the facility, with production in the expanded space planned to begin in the first quarter of 2016.

On October 16, 2015, we paid CAD $500,000 (approximately USD $384,000) to THC as an initial payment on a deposit in the total amount of CAD $1,000,000 (approximately USD $768,000) (the “Deposit”) under the terms of the LOI. The balance of the Deposit is due October 20, 2015. The Deposit is refundable only in the event of a breach of the LOI by THC and is otherwise convertible into shares of THC Stock at a price of CAD $4.00 (approximately USD $3.07) per share.

Pursuant to the LOI, in connection with the closing of the acquisition of the THC Stock, in addition to payment of the Deposit, we have agreed in principal to the following (the “Transaction”):

1)	At closing of the Transaction, CCC intends to acquire the THC Stock by either issuing shares of common stock of the Company (the “CCC Stock”) to the holders of the THC Stock at an exchange ratio of 2.05 shares of CCC Stock to every 1 share of THC Stock or paying CAD $4.75 (approximately USD $3.65) per share of THC Stock.
2)	Beginning on November 17, 2015, CCC intends to provide funds in the approximate amount of CAD $5,000,000 (approximately USD $3,841,000) to THC at specified dates for use in expansion of the THC facilities and as future working capital.
3)	At closing of the Transaction, CCC intends to issue a total of two million forty seven thousand seven hundred twenty-three (2,047,723) shares of CCC Stock to the founders of THC, Sebastien St. Louis, Louis Gagnon, and Adam Miron, as partial consideration for employment agreements to be entered into between each of the respective THC founders and the Company.
4)	Following closing of the Transaction, CCC intends to appoint the following THC employees as officers of the Company: Sebastien St. Louis as President, Ed Chaplin as Chief Financial Officer, and Adam Miron as Chief Marketing Officer.
5)	Following closing of the Transaction, CCC intends to reconstitute its board of directors to contain the following members: Benjamin Ward, Vijay Kanwar, Richard Wachsberg, Sebastian St. Louis, and Jane Farnham.

THC must satisfy our due diligence investigation and meet other closing conditions customary to similar transactions prior to the closing of the Transaction, the details of which remain subject to final documentation of the Definitive Agreement. Should the Transaction close as planned, THC will become a wholly owned subsidiary of the Company, with approximately 17 employees.

The LOI contains additional provisions customary to transactions of this type.

We expect that the issuance of shares of the Company common stock in connection with the Transaction will be exempt from registration under Section 4(2) of the Securities Act.

The foregoing summaries of the Transaction and LOI are not complete and are qualified in their entirety by reference to the complete text of the LOI, which is attached to this Current Report as an Exhibit, and remain subject to the completion of due diligence, execution of the Definitive Agreement, and closing of the Transaction.

Avonlea Financing

The Company entered into a Promissory Note (the “Note”) dated October 16, 2015, with Avonlea Ventures Inc. (“Avonlea”) pursuant to which the Company borrowed funds in the amount of one million Canadian dollars (CAD $1,000,000) (approximately USD $768,000). The Company closed on the financing and received CAD $500,000 (approximately USD $384,000) of the funds loaned under the Note on October 16, 2015, which was paid to THC as part of the Deposit. The Note accrues interest at eight percent (8%) per annum and is due in full on May 31, 2016. The Note is also secured by a guarantee (the “Guarantee”) granted by 2264793 Ontario Inc. in favor of Avonlea dated October 16, 2015 and a General Security Agreement (the “Mortgage”) dated October 16, 2015, entered into by 2264793 Ontario Inc. and Avonlea, granting a mortgage over the real property owned by 2264793 Ontario Inc. located at 100 Rutherford Road South, Brampton, ON L6W 3J5 (the “Real Property”).

2264793 Ontario Inc. is an affiliate of the Company that is consolidated as a Variable Interest Entity and is owned and operated by several of our directors, officers, and shareholders (Benjamin Ward, Silvio Serrano, and Scott Keevil). The principal officers of the Company are currently located at the Real Property. Benjamin Ward, owner of 6.4% of the Company’s common stock and a director and the CEO of the Company, owns 33.4% of 2264793 Ontario Inc. and serves as its Secretary. Silvio Serrano, who owns 6.4% of the Company’s common stock and formerly served as a director and a vice-president of the Company, owns 33.3% of 2264793 Ontario Inc. Scott Keevil also owns 33.3% of 2264793 Ontario Inc. and serves as its President & CEO. Mr. Keevil owns 4.1% of the Company’s common stock.

As a condition to the loan provided pursuant to the Note, the Company was required to pay to Avonlea a lending fee in the amount of CAD $250,000 (approximately USD $192,000) and issue to Avonlea 250,000 shares of the common stock of the Company (the “Shares”). The Shares are subject to that certain Registration Rights Agreement (the “RRA”) entered into by the Company and Avonlea on October 16, 2015. Pursuant to the RRA, the Company granted Avonlea certain rights to require the Company the register the Shares pursuant to a Form S-1 and to piggyback in a registration of securities initiated by the Company.

The remaining CAD $250,000 (approximately USD $192,000) of the funds loaned pursuant to the Note are being held in escrow pending release to the Company pursuant to an Escrow Agreement (the “Escrow Agreement”) entered into by and among the Company, Avonlea, and Norton Rose Fulbright of Canada LLP, as escrow agent, dated October 16, 2015.

The preceding descriptions of the Note, the Guarantee, the Mortgage, the RRA, and the Escrow Agreement are incomplete and qualified in their entirety by reference to the complete text of the Note, the Guarantee, the Mortgage, the RRA, and the Escrow Agreement, respectively, which are attached to this Current Report as Exhibits.

Item 2.03 Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

The transactions described above and the shares of common stock involved were exempt from registration provided by Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description

10.1	Letter of Intent, by and between Canadian Cannabis Corp. and The Hydropothecary Corporation, executed as of October 5, 2015

10.2	Promissory Note issued by Canadian Cannabis Corp. in favor of Avonlea Ventures Inc., dated October 16, 2015

10.3	Guarantee, by and between 2264793 Ontario Inc. and Avonlea Ventures Inc., executed October 16, 2015

10.4	General Security Agreement, by and between 2264793 Ontario Inc. and Avonlea Ventures Inc., executed October 16, 2015

10.5	Registration Rights Agreement, by and between Canadian Cannabis Corp. and Avonlea Ventures Inc., executed October 16, 2015

10.6	Escrow Agreement, by and among Canadian Cannabis Corp., Avonlea Ventures Inc., and Norton Rose Fulbright of Canada LLP, executed October 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Canadian Cannabis Corp.
(Registrant)

Date: October 20, 2015	By:	/S/ Benjamin Ward
Benjamin Ward CEO, President, and Director

5